MERRIMAN CURHAN FORD ANNOUNCES FINANCIAL RESULTS
FOR THE SECOND QUARTER ENDED JUNE 30, 2009

Revenue from Continued Operations Up 22% Quarter-over-Quarter; Costs Continue to Drop Sharply

SAN FRANCISCO – August 11, 2009 – Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today released earnings for the second quarter 2009.

Second Quarter Financial Highlights

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Total net loss for the quarter was $563,000 or $0.04 per share, compared to a net loss of $5.1 million, or $0.41 per share, in second quarter 2008 and a net loss of $1.9 million, or $0.15 per share, in first quarter 2009.

-	Revenue from continued operations was $12.4 million, compared to $14.3 million in second quarter 2008 and $10.1 million in first quarter 2009:

-	Commissions revenue was $10.0 million, a 26% increase over second quarter 2008;

-	Investment banking and advisory revenues were $1.7 million, a 66% decrease over second quarter 2008;

-	OTCQX Advisory revenue was $553,000, a 58% increase over second quarter 2008; and

-	Principal transactions had a gain of $747,000, compared to a gain of $1.4 million in second quarter 2008.

-	Other income was $800,000, which represents remaining proceeds from the February 2009 announced sale of Institutional Cash Distributors, a non-core asset.

-	Compensation and benefits were $10.2 million, an 8% decrease from second quarter 2008.

-	Financial condition:

-	Total assets were $13.6 million, compared with $18.9 million at the end of 2008; and

-	Stockholders’ equity was $5.8 million, compared with $7.7 million at the end of 2008.

-	OTCQX Advisory activity:

-	Fourteen corporate clients engaged in the company’s OTCQX Advisory services, a 133% increase over second quarter 2008.

 “Our investment banking activity is turning up as we completed four transactions in late second quarter, and most importantly has had very strong momentum thus far in the third quarter,” said Jon Merriman, co-founder and chief executive officer of Merriman Curhan Ford.  “In general, we are seeing institutional investors increase their exposure to the equity markets, which shows up in higher commissions and growing interest in banking transactions. To meet increased demand for differentiated equity research, we recently entered the Natural Resources sector and strengthened our Technology and Health Care research teams by hiring three veteran analysts.”

“We are pleased that we have been able to selectively hire talented producers while continuing to aggressively lower our costs as the capital markets loosen up. The firm is also making very good progress on resolving our legal battles,” Merriman added. “The opportunity that exists in the marketplace for a focused bank serving fast-growing companies and institutional investors is bigger than ever. We are increasingly well positioned to exploit it.”

Conference Call for the Second Quarter 2009 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 2 PM (PT) / 5 PM (ET) today, Tuesday, August 11, 2009, to discuss the results and related matters.  Interested listeners and participants may access the live teleconference call by dialing (877) 941-8631 or may access the live Web broadcast at www.mcfco.com.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in five growth industry sectors: CleanTech, Consumer/Internet/Media, Health Care, Natural Resources and Technology.  For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties.  This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2009. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2009, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

At the Company:
Matthew Ord
Vice President
Marketing Communications
(415) 262-1382
mord@mcfco.com

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenue:
Commissions	$9,969,922	$7,892,372	$19,087,850	$16,361,082
Principal transactions	747,039	1,418,829	(95,498)	103,753
Investment banking	1,067,450	4,446,995	2,283,867	7,823,406
Advisory and other fees	647,867	543,134	1,206,680	239,600
Total revenue	12,432,278	14,301,330	22,482,899	24,527,841
Operating expenses:
Compensation and benefits	10,191,416	11,101,879	19,456,583	23,329,054
Brokerage and clearing fees	270,396	709,183	583,356	1,484,484
Professional services	919,795	2,552,010	2,032,544	3,361,951
Occupancy and equipment	486,491	607,587	1,062,881	1,061,000
Communications and technology	839,835	983,826	1,561,100	1,893,739
Depreciation and amortization	115,749	133,988	262,991	257,905
Travel and entertainment	374,609	971,393	609,733	1,893,394
Other	568,964	1,224,706	1,265,587	2,001,697
Total operating expenses	13,767,255	18,284,572	26,834,775	35,283,224
Operating loss	(1,334,977)	(3,983,242)	(4,351,876)	(10,755,383)
Other income	800,000	─	2,000,000	─
Interest income	2,679	34,016	9,166	130,420
Interest expense	(28,458)	(15,615)	(43,823)	(33,383)
Loss before provision for income tax	(560,756)	(3,964,841)	(2,386,533)	(10,658,346)
(Provision for) benefit from income tax	(1,984)	1,838,744	(5,200)	1,838,744
Loss from continued operations	(562,740)	(2,126,097)	(2,391,733)	(8,819,602)
Loss from discontinued operations	─	(2,987,748)	(94,894)	(3,344,216)
Net loss	$(562,740)	$(5,113,845)	$(2,486,627)	$(12,163,818)
Basic and diluted loss per share – continued operations	(0.04)	(0.17)	(0.19)	(0.71)
Basic and diluted loss per share – discontinued operations	─	(0.24)	(0.01)	(0.27)
Basic and diluted net loss per share	$(0.04)	$(0.41)	$(0.20)	$(0.98)
Weighted average common shares outstanding:
Basic and Diluted	12,510,805	12,562,120	12,549,477	12,425,851

The accompanying notes in our most recent Form 10-Q are an integral part of these consolidated financial statements.

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

ASSETS	June 30, 2009	December 31, 2008
Cash and cash equivalents	$2,866,526	$6,358,128
Securities owned:
Marketable, at fair value	4,892,217	4,622,577
Not readily marketable, at estimated fair value	274,953	366,061
Other	146,631	185,065
Restricted cash	1,127,851	1,131,182
Due from clearing broker	2,031,959	1,752,535
Accounts receivable, net	1,092,068	612,234
Prepaid expenses and other assets	452,084	619,759
Equipment and fixtures, net	702,642	1,260,011
Assets held for sale	─	1,958,038
Total assets	$13,586,931	$18,865,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,989	$712,591
Commissions and bonus payable	3,182,874	3,182,941
Accrued expenses	2,823,203	3,637,345
Due to clearing and other brokers	7,890	28,022
Securities sold, not yet purchased	3,829	903,217
Deferred revenue	542,968	709,691
Notes payable – short term	300,000	─
Capital lease obligation	653,056	923,683
Convertible notes payable, net	248,490	─
Liabilities held for sale	─	1,052,899
Total liabilities	7,812,299	11,150,389
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively; aggregate liquidation preference of $0
	─	─
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of June 30, 2009 and December 31, 2008; aggregate liquidation preference of $0
	─	─
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of June 30, 2009 and December 31, 2008; aggregate liquidation preference of $0
	─	─
Common stock, $0.0001 par value; 300,000,000 shares authorized; 12,756,656 and 12,756,656 shares issued and 12,554,779 and 12,730,218 shares outstanding as of June 30, 2009 and December 31, 2008, respectively	1,278	1,278
Additional paid-in capital	127,839,252	127,193,195
Treasury stock	(225,613)	(125,613)
Accumulated deficit	(121,840,285)	(119,353,659)
Total stockholders' equity	5,774,632	7,715,201
Total liabilities and stockholders' equity	$13,586,931	$18,865,590

The accompanying notes in our most recent Form 10-Q are an integral part of these consolidated financial statements.